UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MACATAWA BANK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10753 Macatawa Drive
Holland, Michigan 49424

April 1, 2010

Dear Shareholder:

We cordially invite you to attend our 2010 annual meeting of shareholders. This year's meeting will be held on Tuesday, May 4, 2010, at 10:00 a.m. local time, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

At the meeting, we will vote on election of one director. We will also present a report on our business.

We have enclosed a notice of the meeting and our proxy statement. The proxy statement includes information about the nominee for our Board of Directors and information about the different methods you can use to vote your proxy. Also enclosed is our annual report for the year ended December 31, 2009. We encourage you to read these documents carefully.

It is important that your shares be represented at the annual meeting, regardless of how many shares you own. Please sign, date and return the enclosed proxy as soon as possible, regardless of whether or not you plan to attend the annual meeting. Voting your shares before the meeting will not affect your right to vote in person if you attend the meeting.

Sincerely,

Richard L. Postma Chairman of the Board

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2010 annual meeting of shareholders of Macatawa Bank Corporation will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426, on Tuesday, May 4, 2010, at 10:00 a.m. local time. At the meeting, we will consider and vote on:

1.	Election of one director for a term of three years; and

2.	Any other business that properly comes before the meeting or at any adjournment of the meeting.

You are receiving this notice and can vote at the meeting and any adjournment of the meeting if you were a shareholder of record on March 11, 2010. The enclosed proxy statement is first being sent to our shareholders on approximately April 1, 2010. A copy of our annual report for the year ended December 31, 2009 is enclosed with this notice.

Important Notice Regarding the Availability of Proxy Materials: Our proxy statement and annual report for the year ended December 31, 2009, which accompany this notice, are available for viewing, printing and downloading on the Internet at www.cfpproxy.com/5088 or in the "Investor Relations" section of our website, www.macatawabank.com, by clicking the "Documents/SEC Filings/Annual Report" link. In addition, you may obtain electronic copies of all of our filings with the U.S. Securities and Exchange Commission from this section of our website.

BY ORDER OF THE BOARD OF DIRECTORS

Jon W. Swets
Secretary
April 1, 2010

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

MACATAWA BANK CORPORATION

PROXY STATEMENT
dated April 1, 2010

For the Annual Meeting of Shareholders
to be held May 4, 2010

Introduction

Use of Terms

In this proxy statement, "we," "us," "our," the "Company" and "Macatawa" refer to Macatawa Bank Corporation, the "Bank" refers to Macatawa Bank, and "you" and "your" refer to each shareholder of Macatawa Bank Corporation.

Questions and Answers about the Proxy Materials and Our 2010 Annual Meeting

Q.	Why am I receiving these materials?

A.

The Company's Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Macatawa Bank Corporation 2010 annual meeting of shareholders. The meeting will take place on Tuesday, May 4, 2010, at 10:00 a.m., local time, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426. You are invited to attend the meeting and are requested to vote on the proposal described in this proxy statement.

Q.	What information is contained in these materials?

A.

The information included in this proxy statement discusses the proposal to be voted on at the meeting, the voting process, the compensation of our directors and named executive officers, and certain other required information. Your proxy, which you may use to vote on the proposals described in this proxy statement, is also enclosed.

Q.	When did the Company begin sending and delivering this proxy statement to shareholders?

A.	We began sending and delivering this proxy statement to our shareholders on approximately April 1, 2010.

Q.	What proposals will be voted on at the annual meeting?

A.	The only proposal to be voted on at the annual meeting is the election of one director for a term of three years.

In addition, any other business that properly comes before the meeting will be considered and voted on. As of the date of this proxy statement, we are not aware of any other matters to be considered and voted on at the meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy will have discretionary authority to vote for you on those matters.

Q.	How does the Company's Board of Directors recommend that I vote?

A.	Your Board of Directors recommends that you vote FOR election of the nominee named in this proxy statement.

Q.	Who may vote?

A.

You may vote at the annual meeting if you were a shareholder of record of Macatawa common stock at the close of business on March 11, 2010. Each shareholder is entitled to one vote per share of Macatawa common stock on each matter presented for a shareholder vote at the meeting. As of March 11, 2010, there were 17,697,878 shares of Macatawa common stock outstanding.

Q.	How do I vote?

A.

If you properly sign and return the enclosed proxy, the shares represented by that proxy will be voted at the annual meeting and at any adjournment of the meeting. If you specify a choice on the proxy, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for election of the nominee named in this proxy statement. If any other matter comes before the meeting, your shares will be voted in the discretion of the persons named as proxies on the proxy.

Q.	How do I vote if I hold my shares in "street name"?

A.

If you hold your shares in "street name," which means that your shares are registered in the name of a bank, broker or other nominee (which we collectively refer to as your "broker"), your broker must vote your street name shares in the manner you direct if you provide your broker with proper and timely voting instructions. Please use the voting forms and instructions provided by your broker or its agent. These forms and instructions typically permit you to give voting instructions by telephone or Internet if you wish. If you are a street name holder and want to change your vote, you must contact your broker. Please note that you may not vote shares held in street name in person at the annual meeting unless you request and receive a valid proxy from your broker.

Q.	Does my broker have discretionary authority to vote my shares?

A.

If you do not provide your broker with voting instructions, then your broker has discretionary authority to vote your shares on certain "routine" matters. However, because of a recent rule change, your broker no longer has discretionary authority to vote your shares in the election of directors. It is important that you promptly provide your broker with voting instructions if you want your shares voted in the election of the nominee for director.

Q.	What are broker non-votes and what effect do they have on the voting on the proposals?

A.

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote those shares.

Q.	Can I change my mind after I return my proxy?

A.	Yes. You may revoke your proxy at any time before it is voted at the meeting by doing any of the following three things:

• by delivering written notice of revocation to Macatawa's Secretary, Jon W. Swets, at 10753 Macatawa Drive, Holland, Michigan 49424;

• by delivering a proxy bearing a later date than the proxy that you wish to revoke; or

• by attending the meeting and voting in person.

Merely attending the meeting will not, by itself, revoke your proxy. Your last valid vote that we receive before or at the annual meeting is the vote that we will count.

Q.	What is the quorum requirement for the annual meeting?

A.

To conduct business at the annual meeting, a quorum of shareholders must be present. The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Macatawa common stock entitled to vote at the meeting is necessary for a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter. Although broker non-votes count for quorum purposes, we do not count them as votes for or against any proposal.

Q.	May the annual meeting be adjourned?

A.

Yes. The shareholders present at the meeting, in person or by proxy, may, by a majority vote, adjourn the meeting despite the absence of a quorum. If a quorum is not present at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Q.	What vote is necessary to approve the proposals?

A.

Election of Directors. A plurality of the shares voting is required to elect directors. This means that, if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a plurality of shares voted in favor of the nominee.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy would not be included in the vote count to determine if a majority of shares voted in favor of each proposal.

Q.	What does it mean if I receive more than one proxy or voting instruction card?

A.	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxies and voting instruction cards you receive.

Q.	Where can I find the voting results of the annual meeting?

A.

We will announce preliminary voting results at the annual meeting and publish final results in our current report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the date of the annual meeting.

Election of Directors

The Nominating Committee and the Board of Directors propose that the following individual be elected as a director of Macatawa for a three-year term expiring at the 2013 annual meeting of shareholders:

Thomas J. Wesholski

Biographical information concerning the nominee appears below under the heading "The Board of Directors."

The persons named as proxies on the proxy intend to vote for the election of the nominee. The proposed nominee is willing to be elected and to serve as a director. If the nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent Board of Directors may select a substitute nominee. If a substitute nominee is selected, the shares represented by your proxy will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees.

Your Board of Directors recommends that you
vote FOR election of the nominee as a director.

The Board of Directors

General

The Board of Directors currently consists of eight directors. Assuming that the nominee is elected, there will be seven directors immediately following the annual meeting. Mr. Koetje's term as director expires effective with the date of our annual meeting, May 4, 2010. Mr. Koetje has decided not to stand for re-election and will retire from the Board effective May 4, 2010. Mr. Wesholski is standing for re-election.

The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a three-year term, with the term of one class expiring at the annual meeting in each successive year.

Qualifications and Biographical Information

The Nominating Committee has not established specific, minimum qualifications for director nominees. As provided in the Nominating Committee Charter, the Nominating Committee will consider candidates for director who have the skills, experiences (whether in business or in other areas such as public service or academia), particular areas of expertise, and other characteristics to enable them to best contribute to the success of the Company. Director nominees should possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of shareholders. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Biographical information concerning the directors and the nominee for election to the Board of Directors, and the specific experience, qualifications, attributes and skills that led to the conclusion of the Nominating Committee and the Board of Directors that the person should serve as a director, is presented below. Except as otherwise indicated, each of these persons has had the same principal position and employment for over five years.

Nominee for Director with Term Expiring in 2013

Thomas J. Wesholski, age 64, has been a director of the Company since 2009. Mr. Wesholski is a long time banker, joining the Company in 2002 with our acquisition of Grand Bank. From 2002 to 2004 he served as Executive Vice President of Macatawa Bank, responsible for development and growth of our bank franchise in Kent County. He served as President, Chairman and CEO of Grand Bank, working there from 1997 until 2002. Prior to joining Grand Bank, Mr. Wesholski was a Senior Vice President in various corporate positions with First Michigan Bank Corporation from 1988 to 1997 with responsibilities in West Michigan. He served in various senior level positions at Michigan National Bank in Grand Rapids from 1967 to 1988, including President of Michigan National Bank - Central from 1985 to 1988. He is also very active serving various community organizations. He has served as a director or trustee for Mary Free Bed Rehabilitation Hospital, Priority Health, Grand Rapids Building Authority, Grand Rapids Downtown Development Authority, Grand Rapids Chamber of Commerce, Peninsular Club, as well as many others. In nominating Mr. Wesholski, the Nominating Committee considered as important factors his extensive banking experience, his service to and familiarity with the Company, his familiarity with and ability to understand financial statements, his historical experience with Grand Bank, and his extensive community involvement.

Directors with Terms Expiring in 2012

Ronald L. Haan, age 56, has been a director of the Company and the Bank since 2009. Mr. Haan is interim Chief Executive Officer and President of the Company and the Bank. Mr. Haan served as Executive Vice President of Macatawa Bank from September 2005 until August 12, 2009. Mr. Haan was appointed as a director and Chief Executive Officer, Secretary and Treasurer of the Company on February 9, 2009. In August 2009, Mr. Haan was appointed interim President of the Company and the Bank. Prior to September 2005, Mr. Haan was employed as an Executive Vice President of Fifth Third Bank. Mr. Haan also served as the President and Chief Operating Officer of Ottawa Financial Corporation and AmeriBank, a position held since 1989. Mr. Haan served as a Director of Ottawa Financial Corporation, and AmeriBank. He has been in banking since 1975 working in various capacities. In addition to banking experience, he has also served in his community by serving as a director of Pine Rest Christian Mental Health, the Barnabas Foundation and CRC Loan Fund, Inc. In nominating Mr. Haan, the Nominating Committee considered as important factors his extensive banking experience, his service to and familiarity with the Company, his familiarity with and ability to understand financial statements, and his community involvement.

Douglas B. Padnos, age 55, has been a director of the Company since 2009 and a director of the Bank since 2007. Mr. Padnos has been a leader in our business community for many years. After 12 years in sales and sales management in the residential and contract furniture industry, he joined his family business, Louis Padnos Iron & Metal, where he has served as Executive Manager of the Paper and Plastics division since 1989. He has also served as President of the Holland Area Arts Council, VP and Trustee of the Grand Rapids Art Museum and has served in other capacities with other not for profit organizations including the Boys & Girls Club and Hospice of Holland. Mr. Padnos is a 1977 graduate of the University of Michigan. In nominating Mr. Padnos, the Nominating Committee considered as important factors his extensive business experience, his familiarity with the markets in which we operate, his familiarity with and ability to understand financial statements, and his extensive work for not for profit organizations.

Richard L. Postma, age 59, has been a director of the Company and the Bank since 2009. Mr. Postma is Chairman of the Board of the Company. Mr. Postma was selected by the Board of Directors in the fall of 2009 to serve as Chairman because of his stature as a successful and respected business leader in West Michigan. Mr. Postma is Chief Executive Officer and co-founder of U.S. Signal, the Midwest's largest fiber optic carrier network. He currently serves on the Board of Directors of AboveNet Inc. (NYSE: ABVT), where he is a member of the Audit Committee, Compensation Committee, and Strategy Committee. He also holds several leadership positions with a variety of other companies, serving as Chairman of TurnKey Network Solutions, LLC, a telecommunications contractor focused on infrastructure solutions, R.T. London, Inc., a designer and manufacturer of high-quality durable furniture, and P&V Capital Holdings, L.L.C. He has also served as Co-Chairman and CEO of U.S. Xchange, LLC and has previously served on the Board of Directors and the Audit Committee of Choice One Communications, Inc. He currently serves on the Board of Trustees of Hope College. Since joining our Company, Mr. Postma has been working very closely with other directors and the Bank's leadership team to provide strategic direction, improve shareholder value and return the Company to profitability. In nominating Mr. Postma, the Nominating Committee considered as important factors his extensive business experience, his reputation as a respected business leader in our community, his experience working with public companies, his familiarity with and ability to understand financial statements, and his extensive community involvement.

Directors with Terms Expiring in 2011

Mark J. Bugge, age 41, has been a director of the Company and the Bank since 2008. Mr. Bugge is the CFO of VA Enterprises, LLC (VAE), located in Grand Rapids, Michigan, the office representing the Van Andel family. The core holding for the family is Amway Corporation which was co-founded by the late Jay Van Andel. Mr. Bugge graduated from Central Michigan University and earned an M.B.A. from Davenport University. He worked for Amway in a variety of finance positions from 1992 through 2000. Since 2000, Mr. Bugge's responsibilities and experience includes oversight of internal and external staff, finance, risk management, human resources and portfolio investments. He also serves as the family liaison with Amway. Mr. Bugge was designated by White Bay Capital, LLC as a director of the Company pursuant to a Board Representation Agreement. The description of the Board Representation Agreement, which appears below under the heading "Transactions with Related Persons," is here incorporated by reference.

Robert E. DenHerder, age 55, has been a director of the Company and the Bank since 1997. He served as Chairman of the Board of the Company from February 9, 2009 until October 29, 2009. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January 1980 to December 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry, focusing on automotive suppliers. In nominating Mr. DenHerder, the Nominating Committee considered as important factors his experience on the Macatawa Bank board since inception, his service to and familiarity with the Company, his familiarity with and ability to understand financial statements, and his business experience in our communities.

Arend D. Lubbers, age 79, has been a director of the Company and the Bank since 2003. Mr. Lubbers is an independent consultant and previously served as the President of Grand Valley State University from 1969 to 2001. Mr. Lubbers served as a director of Grand Bank Financial Corporation and Grand Bank from 1990 to 2002. Mr. Lubbers is a graduate of Hope College and received his graduate degree from Rutgers University. In nominating Mr. Lubbers, the Nominating Committee considered as important factors his service to and familiarity with the Company and the Bank, his historical experience as a director of Grand Bank, his familiarity with and ability to understand financial statements, and his professional and educational expertise in our communities.

Board Committees

Macatawa's Board of Directors has three standing committees:

•	Audit Committee

•	Compensation Committee

•	Nominating Committee

The table below shows each person currently serving as a director, whether the person is an independent director and each committee on which the person serves.

Director	Independent Director(1)	Audit Committee	Compensation Committee	Nominating Committee
Mark J. Bugge	Yes	Member	Member	Member
Robert E. DenHerder	Yes	Member	Member	Member
Ronald L. Haan	No
John F. Koetje(2)	Yes	Member	Member	Member
Arend D. Lubbers	Yes	Member	Member	Member
Douglas B. Padnos	Yes
Richard L. Postma	Yes	Member	Member	Member
Thomas J. Wesholski	Yes
Philip J. Koning(3)	No
Benj. A. Smith III(4)	No

(1)	Independent as that term is defined in NASDAQ Stock Market Rules for service on the Board of Directors and each committee on which the director serves.
(2)

Mr. Koetje's term as director expires effective with the date of our annual meeting, May 4, 2010. Mr. Koetje has decided not to stand for re-election and will retire from the Board effective May 4, 2010.

(3)

Mr. Koning is a former director and the former Co-Chief Executive Officer and President of the Company and the Bank. He resigned from his position as a director on December 4, 2009 and from his positions as Co-Chief Executive Officer and President on August 12, 2009.

(4)	Mr. Smith is a former director and the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. He resigned from these positions on February 9, 2009.

Audit Committee

The Board of Directors has established the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal control, and legal compliance. The Audit Committee oversees management and the independent auditors in the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Audit Committee serves as a focal point for communication among the Board, the independent auditors, the internal auditors and management with regard to accounting, reporting, and internal controls. Mr. DenHerder serves as the Chairman of the Audit Committee. During 2009, the Audit Committee met six times. The Audit Committee's primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

•	review and appraise the audit efforts of the Company's independent auditors and internal audit function; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit function, and the Board of Directors.

The Audit Committee has direct authority and responsibility for the appointment, retention, termination and oversight of the independent auditors engaged by the Company to perform audit services. The Audit Committee is directly responsible for approving the independent auditors' fee arrangements and other terms of service and any non-audit services to be provided by the independent auditors. The Audit Committee is also directly responsible for the review of any disagreement between management and the independent auditors or the internal audit function in connection with the preparation of financial statements. The Audit Committee reviews the performance and independence of the independent auditors at least annually and takes or recommends to the full Board appropriate action to ensure the independence of the independent auditors. Independent auditors report directly to the Audit Committee.

See "Independent Auditors-Audit Committee Approval Policies" for a discussion of the Audit Committee's procedures for approving services to be provided by the independent auditors to Macatawa and its subsidiaries.

The Audit Committee operates under a charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available in the "Investor Relations - Governance Documents" section of our website, www.macatawabank.com.

Each member of the Audit Committee is independent, as that term is defined in NASDAQ Stock Market Rules. The Board of Directors has determined that the audit committee does not have an "audit committee financial expert" as that term is defined by the Securities and Exchange Commission. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve effectively on the Audit Committee.

Compensation Committee

The Compensation Committee is responsible for evaluating the Company's overall compensation structure and programs. This includes conducting reviews of the Company's general executive compensation policies and establishing, implementing and monitoring the administration of the compensation program in accordance with the Company's compensation strategy. The Compensation Committee does not have a charter. Mr. Postma serves as the Chairman of the Compensation Committee. During 2009, the Compensation Committee met one time.

The Compensation Committee recommends to the independent members of the Board of Directors the compensation of the Company's executive officers. The recommendations of the Compensation Committee were unanimously determined and approved by the independent directors of the Board. The Chief Executive Officer and other executive officers were not present during voting and final deliberations regarding executive compensation.

Each member of the Compensation Committee is independent, as that term is defined in NASDAQ Stock Market Rules.

Nominating Committee

The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company's Board of Directors. Mr. Postma serves as Chairman of the Nominating Committee. During 2009, the Nominating Committee met seven times. The Nominating Committee's primary duties and responsibilities are to:

•	lead the search for and consider individuals qualified to serve on the Board, including appropriate consideration of candidates recommended by shareholders, management and directors;

•	before each annual meeting of shareholders, recommend to the Board a slate of persons to be considered as nominees for election to the Board; and

•

annually review and make recommendations to the Board with respect to the independence of all directors as required by the Company's governing documents, Board requirements, and the requirements of NASDAQ and the Securities and Exchange Commission.

Each member of the Nominating Committee is independent, as that term is defined in Rule 5605(a)(2) and IM-5605-7 of the NASDAQ Stock Market Rules.

The Nominating Committee operates pursuant to the Nominating Committee Charter, a copy of which is available at the Company's website www.macatawabank.com under the "Investor Relations - Governance Documents" section.

Corporate Governance

Meetings of the Board of Directors

The Company's Board of Directors had 20 meetings in 2009. All directors attended at least 75% of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the annual meeting of shareholders. All directors serving at April 23, 2009 attended the Company's 2009 annual meeting held on that date.

Meetings of Independent Directors

The Company's independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

Director Nominations

The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company's Board of Directors. The Nominating Committee has not established specific, minimum qualifications for director nominees. As provided in the Nominating Committee Charter, the Nominating Committee will consider candidates for director who have the skills, experiences (whether in business or in other areas such as public service or academia), particular areas of expertise, and other characteristics to enable them to best contribute to the success of the Company. Director nominees should possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of shareholders. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Shareholders may propose nominees for consideration by submitting the names, appropriate biographical information and qualifications in writing to: Jon W. Swets, Secretary, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, MI 49424-3119. In considering any nominee proposed by a shareholder, the Nominating Committee will consider each individual and will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision concerning each nominee.

The Company's Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to the Company not later than sixty nor more than ninety days prior to the first anniversary date of the preceding year's annual meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as a director.

The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Company's Common Stock for at least one year at the time of the recommendation.

The Board of Directors and Nominating Committee does not currently use the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, the Nominating Committee has the authority to use such a firm in the future if it deems necessary or appropriate. The Nominating Committee considers candidates based on their experience and expertise as well as demographics to appropriately reflect the diversity and makeup of our community and shareholders.

Shareholder Communication with Directors

Shareholders may communicate with members of the Company's Board of Directors by mail addressed to the full Board of Directors, to a specific member or to a particular committee of the Board of Directors at Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

Code of Ethics

The Company has adopted a Senior Officer Code of Ethics. The Senior Officer Code of Ethics is available upon request by writing to the Chief Financial Officer, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424 and is also available on the Company's website www.macatawabank.com under the "Investor Relations - Governance Documents" section.

Problem Resolution Policy

The Company strongly encourages employees to raise possible ethical issues. We maintain a problem resolution hotline to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. Users of the hotline may choose to remain anonymous. We prohibit retaliatory action against any individual for raising legitimate concerns or questions, or for reporting suspected violations.

Leadership Structure

During 2009, there were several changes in the Company's leadership structure. In early 2009, the Company accepted the resignation of Mr. Benj. Smith III and appointed Mr. Robert DenHerder as Chairman of the Board of the Company and the Bank and Mr. Ronald Haan and Mr. Philip Koning as Co-Chief Executive Officers of the Company and the Bank. In August 2009, Mr. Koning resigned from his positions as President and Co-Chief Executive Officer, Mr. Haan was appointed as interim Chief Executive Officer, and Mr. Koning was appointed as Executive Vice President. The Company accepted the resignation of Mr. Koning from the Board of Directors effective December 4, 2009. On October 29, 2009 the Board of Directors appointed Richard L. Postma as a Director and Chairman of the Board. The Nominating Committee continues to evaluate and recruit qualified candidates to serve on the Board of Directors.

Currently, the Company's Chairman of the Board and Chief Executive Officer are separate positions in recognition of the difference between the two roles. The Chairman of the Board leads the Board of directors in adopting an overall strategic plan for the Company, sets the agenda for the meetings of the Board of Directors, presides over all meetings of the Board of Directors, and provides guidance to the Chief Executive Officer. The Chief Executive Officer implements the strategic plan for the Company as adopted by the Board of Directors and leads the Company, its management and its employees on a day-to-day basis. Because of these differences, the Company currently believes keeping the Chairman of the Board and Chief Executive Officer as separate positions is the appropriate leadership structure for the Company.

Oversight of Risk Management

The Company is exposed to a variety of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. During 2009, the Bank's Enterprise Risk Management responsibilities were managed by the Chief Financial Officer, Chief Lending Officer and the Director of Risk Management.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Bank's risk management function. In that regard, the Chief Financial Officer, Chief Lending Officer and Director of Risk Management met with the Audit Committee on a quarterly basis to discuss the risks facing Macatawa, and highlighted any new risks that may have arisen since they last met. The Director of Risk Management also attended Board of Director meetings at least annually to apprise them directly of the Bank's Enterprise Risk Management efforts. The Chief Financial Officer and the Chief Lending Officer reported monthly to the Board of Directors.

In an effort to improve efficiencies within the Company and strengthen our Enterprise Risk Management program, as of December 15, 2009, the Director of Risk Management now meets monthly with the Audit Committee and attends all Board meetings to discuss the risks facing Macatawa. In fulfilling our risk management responsibilities, the Director of Risk Management works closely with members of senior management, including the President and Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Senior Retail Banking Officer, Chief Information Officer, Director of Human Resources, outside legal counsel, and others.

Another significant change to risk oversight during 2009 was the establishment of a Special Assets Group (SAG) in the second half of 2009. This group is headed by individuals with significant commercial lending and workout experience to monitor all adversely graded loans. This group reports directly to the Audit Committee. The Company has appointed the Director of Risk Management as the key individual within the Company responsible for independently managing the Risk Management process, with direct functional and administrative reporting to the Audit Committee. The Loan Review function also reports functionally to Audit Committee and administratively to the Director of Risk Management.

Independent Auditors

Fees

The aggregate fees billed by Crowe Horwath LLP to Macatawa and its subsidiaries for 2009 and 2008 were as follows:

	2009	2008

Audit Fees(1)	$ 215,950	$ 227,125
Audit-Related Fees(2)	11,625	5,194
Tax Fees(3)	24,250	23,160
All Other Fees(4)	1,696	31,359

(1)	Audit services consist of the annual audit of the financial statements and internal control over financial reporting, reviews of quarterly reports on Form 10-Q, and related consultations.
(2)	Audit-related services consist principally of services related to accounting matters not arising as part of the audit.
(3)

Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC's rules on auditor independence. Tax compliance and preparation fees account for $16,500 and $15,800 of the total tax fees for 2009 and 2008, respectively.

(4)	Includes other permitted consulting services, including salary surveys in both 2009 and 2008 and also includes performance related counseling in 2008.

Audit Committee Approval Policies

The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditors. This policy requires the Audit Committee to give advance approval for specific projects and categories of services. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy. None of the audit-related fees or tax fees were approved by the Audit Committee pursuant to the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Appointment of Independent Auditor

As of the date of this proxy statement, the Audit Committee had not yet appointed the Company's independent auditors for the year ending December 31, 2010. During late 2009, Macatawa commenced a comprehensive request for proposals process related to its determination of its independent auditors for the year ending December 31, 2010. This process continues and as a result, as of the date of this proxy statement, the Audit Committee had not completed the process of selecting independent auditors for the year ending December 31, 2010.

Crowe Horwath LLP served as the Company's independent auditors for the year ended December 31, 2009. Representatives of Crowe Horwath LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Audit Committee Report

The Audit Committee has reviewed, and discussed with management and the independent auditors, the Company's audited financial statements for the year ended December 31, 2009, management's assessment of the effectiveness of the Company's internal controls over financial reporting, and the independent auditors' attestation report on the Company's internal controls over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence. This included consideration of the compatibility of non-audit services with the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements.

Robert E. DenHerder	Arend D. Lubbers	John. F. Koetje

Richard L. Postma	Mark J. Bugge

Ownership of Macatawa Stock

Five Percent Shareholders

The following table sets forth the number of shares of Macatawa common stock reported to be beneficially owned by each person or group which is known to the Company to be a beneficial owner of 5% or more of Macatawa's outstanding shares of common stock as of December 31, 2009. This information is based entirely on the most recent Schedule 13-D or Schedule 13-G, as applicable, or amendment filed by the listed party as of December 31, 2009. The Company is not responsible for the accuracy of this information.

Name of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting or Dispositive Power	Total Beneficial Ownership	Percent of Class(1)

White Bay Capital, LLC(2) 3133 Orchard Vista Drive, S.E. Grand Rapids, Michigan 49546	2,234,636	2,234,636	0	2,234,636	9.9%

Dimensional Fund Advisors LP(3) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	892,817	922,389	0	922,389	5.21%

(1)	The percentages set forth in this column were calculated on the basis of 17,698,108 shares of common stock outstanding as of December 31, 2009.
(2)

Based on a Schedule 13D dated as of October 31, 2008 filed by White Bay Capital, LLC. White Bay Capital, LLC owns 20,000 shares of Series A Preferred Stock that is convertible into common stock, subject to a limitation that it cannot be converted into common stock to the extent such conversion would cause the holder to own more than 9.9% of the Company's outstanding common stock at the time. If White Bay Capital converted all 20,000 shares of Series A Preferred stock, the 2,234,636 resulting shares of common stock would represent 11.2% of the Company's outstanding common stock. Mr. David Van Andel is the managing member of White Bay Capital, LLC and has the authority to vote any common stock into which the Series A Preferred Stock may be converted.

(3)

Based on a Schedule 13G dated as of December 31, 2009 filed by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds"). In its role as investment advisor and investment manager, Dimensional had sole dispositive power over 922,389 shares of common stock and sole voting power over 892,817 shares of common stock as of December 31, 2009. The Funds own all securities reported in the Schedule 13G, and Dimensional disclaims beneficial ownership of such securities.

Ownership of Management

The table below sets forth the number of shares of Macatawa common stock that each of our directors and nominees for director, each named executive officer in the Summary Compensation Table below, and all directors, nominees for director and named executive officers of Macatawa as a group are deemed to have beneficially owned as of December 31, 2009. Ownership of less than 1% of the outstanding shares of common stock is indicated by asterisk.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)	Percent of Class(4)

Mark J. Bugge	10,670	0	10,670	*
Robert E. DenHerder	307,477	83,897	391,374	2.20%
Ronald L. Haan	99,458	6,667	106,125	*
John F. Koetje(5)	667,288	0	667,288	3.71%
Arend D. Lubbers	29,000	9,674	38,674	*
Douglas B. Padnos	55,865	9,597	65,462	*
Lee J. Pankratz	12,782	10,500	23,282	*
Richard L. Postma	0	0	0	*
Jon W. Swets	63,466	1,995	65,461	*
Thomas J. Wesholski	32,344	0	32,344	*
Philip J. Koning(6)	99,123	37,480	136,603	*
Benj. A. Smith III(7)	282,044	348,469	630,513	3.52%
All directors, nominees and executive officers as a group (12 persons)	1,659,517	508,279	2,167,796	11.66%

(1)

The number of shares stated is based on information provided by each person listed and includes shares personally owned by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person as of December 31, 2009.

(2)

These numbers include shares held directly, shares subject to options that are currently exercisable or that will be exercisable within 60 days after December 31, 2009, and common shares issuable upon the conversion of preferred stock. Each listed person with such stock options and the number of shares subject to such stock options, or with such preferred stock and the number of common shares into which the preferred stock is convertible, is shown in the chart below:

	Stock Options	Conversion of Preferred Stock

Mark J. Bugge	0	0
Robert E. DenHerder	51,315	55,865
Ronald L. Haan	77,772	0
John F. Koetje	51,315	223,460
Arend D. Lubbers	27,758	0
Douglas B. Padnos	0	55,865
Lee J. Pankratz	9,449	0
Richard L. Postma	0	0
Jon W. Swets	44,958	0
Thomas J. Wesholski	10,732	0
Philip J. Koning	61,350	0
Benj. A. Smith III	51,318	177,651

All directors, nominees and executive officers as a group (12 persons)	385,967	512,841

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(4)

The percentages set forth in this column were calculated on the basis of 17,698,108 shares of common stock outstanding as of December 31, 2009, plus shares of common stock subject to options held by the applicable listed person or persons that are currently exercisable or that will be exercisable within 60 days after December 31, 2009 and shares of preferred stock that are convertible into common stock. Shares subject to such options are considered to be outstanding for purposes of this table. The number of shares subject to such options for each listed person that has such options is set forth in footnote (2) above.

(5)

Mr. Koetje's term as director expires effective with the date of our annual meeting, May 4, 2010. Mr. Koetje has decided not to stand for re-election and will retire from the Board effective May 4, 2010.

(6)

Mr. Koning is a former director and the former Co-Chief Executive Officer and President of the Company and the Bank. He resigned from his position as a director on December 4, 2009 and from his positions as Co-Chief Executive Officer and President on August 12, 2009.

(7)	Mr. Smith is a former director and the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. He resigned from these positions on February 9, 2009.

Executive Officers

Our executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors or the Chief Executive Officer.

Biographical information for Mr. Haan is included above in the "Board of Directors" section of this proxy statement. The following sets forth biographical information as of March 19, 2010 concerning our executive officers who are not directors:

Lee J. Pankratz, has been Senior Vice President of the Company since 2006 and Senior Vice President, Chief Lending Officer of the Bank since March 2009. Current areas of oversight include Commercial Lending, Commercial Credit, and Loan Operations. Mr. Pankratz joined Macatawa Bank with nearly 30 years of banking experience on September 18, 2006 as Senior Vice President and Senior Credit Officer. Mr. Pankratz served as Chief Operating Officer for Byker & Associates, a private investment firm, from 2004 to until joining the Bank in 2006. Prior to joining Byker & Associates, he served in various roles with Fifth Third Bank (Old Kent Bank prior to its acquisition by Fifth Third Bank) from 1991 to 2004.

Edward D. Ryan, has been Vice President of the Company since 2009 and Vice President, Commercial Market Manager of the Bank since March 2009. Mr. Ryan's most recent area of focus is management of the Special Assets Group. Mr. Ryan's career in banking began in 1978. Prior to joining Macatawa Bank on October 1, 2007 as Vice President, Commercial Team Leader II, he held the positions of Managing Director-Private Client Services with JP Morgan Chase and Senior Vice President, Commercial Real Estate with Fifth Third Bank.

Jon W. Swets, has been Senior Vice President and Chief Financial Officer of the Company and the Bank since July 1, 2002. Prior to joining the Company, Mr. Swets served as an audit partner at Crowe, Chizek and Company. Mr. Swets also served as Chief Financial Officer for several years at AmeriBank in Holland, Michigan until its acquisition by Fifth Third Bank.

Jill A. Walcott, has been Senior Vice President of the Company since 2002 and is currently Senior Vice President, Senior Retail Banking Officer of the Bank. Ms. Walcott began with the Bank in December of 1997 as Vice President, Branch Administrator and was promoted to Senior Vice President in 2002. Current areas of oversight include Branch Administration, Private Banking, Treasury Management, Retail Lending, and Marketing. Ms. Walcott also serves on the board of directors for Fredrick Meijer Gardens, Grand Rapids Opera and Heritage Home.

Executive Compensation

Compensation Discussion and Analysis

Objective of the Company's Compensation Program

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based, reasonable and competitive with the labor market and industry in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	Support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	Retain and recruit executive talent; and

•	Create a strong performance alignment with shareholders.

The Company seeks to achieve these objectives through three key compensation elements:

•	A base salary;

•	A performance-based annual bonus (i.e. short-term incentives), which is paid in cash; and

•

Periodic (generally annual) grants of long-term, equity based compensation (i.e. longer-term incentives), such as stock options or restricted stock, which may be subject to performance-based or time-based vesting requirements.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Company considers the competitive market for executives and compensation provided by comparable companies. The Company regularly reviews the compensation practices at companies with which it competes for talent. Industry compensation information is obtained from the annual Michigan Bankers Association Compensation & Benefits Survey, Crowe Midwest Region Financial Industry Compensation Survey, and The Delves Group Bank Executive Compensation & Benefits Survey. These sources of information are broad-based compensation surveys prepared by third parties. The Company also engaged Blanchard Chase, an external executive compensation consulting firm, to provide the Company with updated relevant market data and to advise the Company of executive compensation trends within the industry. Blanchard Chase included the following companies in the market data provided to the Company: First Merchants Corp., Chemical Financial Corp., Integra Bank Corp., Independent Bank Corp., MainSource Financial Group, Lakeland Financial Corp., First Financial Corp., Mercantile Bank Corp., Citizens First Bancorp Inc., MBT Financial Corp., Firstbank Corp., Horizon Bancorp, German American Bancorp Inc., Dearborn Bancorp, and CFS Bancorp Inc.

The Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by industry peers. Instead, the Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of role and responsibilities, leadership and growth potential.

Executive Compensation Practices

The Company's practices with respect to each of the three compensation elements identified above, as well as other elements of compensation, are set forth below, followed by a discussion of the specific factors considered in determining key elements of year 2009 compensation for the named executive officers. This information is intended to provide a background for the data included in the executive compensation tables that follow this section.

Base Salary

Purpose - The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations - Base salaries are reviewed annually and are based on a variety of factors, including:

•	The nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	The expertise of the individual executive;

•	The performance and potential of the individual executive;

•	The competitiveness of the market for the executive's services; and

•	The recommendations of the Chief Executive Officer (except in the case of his own compensation).

2009 Decisions -There were no changes made to the base salaries of Mr. Haan and Mr. Swets in 2009. Effective March 23, 2009, Mr. Pankratz's base salary was increased to $180,000.00 in conjunction with his promotion to Chief Lending Officer.

Annual Bonus

Purpose - The compensation program provides for an annual bonus that is performance linked. The plan sets forth performance incentives that are payable if the annual performance objectives established by the Board of Directors is met or exceeded. The objective of the program is to compensate individuals based on the achievement of specific goals aligned with shareholder value, superior earnings growth and expense control.

Discretion - Under the bonus plan, the Company has discretion as to whether annual bonuses for the Company's named executive officers will be paid in cash, restricted stock, stock options or a combination thereof. Any restricted stock or stock options are granted under a long-term incentive plan approved by the shareholders of the Company. The Company also retains discretion, in appropriate circumstances, to grant a lower bonus or no bonus at all.

Considerations - The annual bonus process for named executive officers involves four basic steps pursuant to the Company's management incentive program:

•	At the outset of the year:
	(1)	Set the overall Company performance goals for the year;
	(2)	Set individual performance measures for the year; and
	(3)	Set a target bonus for each individual.
•	After the end of the year:
(4)

Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

These four steps are described below:

•

Setting Company performance goals - At the end of each year, the Company sets performance goals for the Company for the following year. In determining the extent to which pre-set performance goals are met for a given period, the Company exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company's public filings.

•

Setting individual performance measures - As it sets Company-wide performance goals, the Company also sets individual performance measures for each named executive officer. These measures allow the Company to play a more proactive role in identifying performance objectives beyond purely financial measures, including for example, exceptional performance of each individual's functional responsibilities as well as leadership, collaboration, growth initiatives and other activities that are critical to driving long-term value for shareholders.

•

Setting the target bonus - The Company establishes a target bonus amount for each named executive officer, based on a percentage of base salary. The target bonus takes into account all factors that the Company deems relevant, including (but not limited to) a review of peer group compensation both within the financial services industry and the Company's assessment of the aggressiveness of the level of growth and performance reflected in the Company's strategic plan. For each of the performance goals, there is a formula that establishes a payout range around the target bonus allocation. Under the program, payments could range from 0% to 50% of the Chief Executive Officer and President's base salary, 0% and 35% of the Senior Vice President and Chief Financial Officer's base salary, and 0% and 25% of the Vice President and Chief Lending Officer's base salary. However, the total bonus pool was limited to a percentage of the actual net income that exceeded the budgeted net income.

•

Measuring performance - The Company reviews actual performance against each of the performance goals established at the outset of the year to make its bonus assessment after the end of the year. This includes an analysis of the executive officer's performance to any extra-ordinary events or transactions.

2009 Decisions - At the end of 2008, the Company determined that based on many factors, including the state of the local economy and the resulting anticipated elevated level of loan losses and writedowns on nonperforming assets that no bonus targets would be established. As a result, no bonuses were awarded for 2009 performance.

Long-Term Incentive Compensation

Purpose - The long-term incentive program provides a periodic award (typically annual) that is performance based. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the goals of the compensation program described above.

Consideration - The Company's long-term incentive compensation generally takes the form of a mix of stock option and restricted stock awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price at the date of grant) reward named executive officers only if the stock price increases. Restricted stock is impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price. The Company adjusts the mix of award types as part of the long-term incentive award. Awards are generally made near the end of each calendar year. In determining the annual grants of stock options and restricted stock, the Company considers market data on total compensation packages, the value of long-term incentive grants, total shareholder return, and, except in the case of the Chief Executive Officer, the recommendations of the Chief Executive Officer.

Stock Options - The long-term incentive program calls for stock options to be granted with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, the stock options vest 100% after three years, based on continued employment. The Company defines fair market value as the end of the day price on the date of grant. The Company uses the end of day price to simplify reporting. The Company will not grant stock options with exercise prices below the market price of the Company's stock on the date of grant (determined as described above), and will not reduce the exercise price of options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New options grants to named executives typically have a term of ten years.

Restricted Stock - Restricted stock granted as long-term compensation to named executive officers generally vest 100% after three years. Holders of restricted stock have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the common stock.

2009 Decisions - Given the financial performance of the Company during 2009, the Compensation Committee determined that there would be no long-term compensation awards of stock options or restricted stock grants during 2009.

Periodic Review

The Company intends to review both the annual bonus program and the long-term incentive program annually to ensure that their key elements continue to meet the objectives described above.

Other Benefits

The Company offers other components of compensation that are generally provided to other employees and are important to attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in group health and life insurance benefits, supplemental unemployment benefits and the Company 401(k) plan.

Perquisites

Perquisites that the Company makes available to named executive officers are limited to a few benefits not generally available to all of our employees. These include term life insurance premiums paid by the Company for the benefit of the named executive officers, an automobile allowance for the President and Chief Executive Officer, and local country club memberships for use in connection with Company business.

Total Compensation

In making decisions with respect to any element of a named executive officer's compensation, the Company considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term compensation. The Company's goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Summary Compensation Table

The following table shows certain information concerning the compensation earned by each person who served as Chief Executive Officer during the most recently completed year and the Company's two most highly compensated executive officers, other than Chief Executive Officer, during the year ended December 31, 2009 (the officers identified in the table below are referred to in this proxy statement as the "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)(5)(6)	Total ($)

Ronald L. Haan Chief Executive Officer and President and a director of the Company and the Bank	2009 2008	296,117 273,898	0 0	0 53,600	0 27,000	13,377 25,652	309,494 380,150

Jon W. Swets Senior Vice President and Chief Financial Officer of the Company and the Bank	2009 2008	196,344 193,617	0 0	0 40,200	0 20,250	9,426 9,248	205,770 263,315

Lee J. Pankratz Vice President of the Company and Senior Vice President, Chief Lending Officer of the Bank	2009 2008	172,261 146,827	0 0	0 26,800	0 13,500	9,280 8,236	181,541 195,363

Phillip J. Koning(1)	2009 2008	296,117 298,197	0 0	0 53,600	0 27,000	17,517 22,967	313,634 401,764

Benj. A. Smith, III(2)	2009 2008	247,988 242,153	0 0	0 0	0 0	0 7,030	247,988 249,183

(1)

Mr. Koning is a former director and the former Co-Chief Executive Officer and President of the Company and the Bank. He resigned from his position as a director on December 4, 2009 and from his positions as Co-Chief Executive Officer and President on August 12, 2009.

(2)	Mr. Smith is a former director and the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. He resigned from these positions on February 9, 2009.
(3)	Performance based annual bonus was not paid for 2008 or 2009 because the Company's performance goals for those years were not met.
(4)

Amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 (formerly FAS 123R). Assumptions used in the calculation of these amounts are included in the Notes to the Company's audited financial statements for the year ended December 31, 2009.

(5)

Includes an automobile allowance paid by the Company for the benefit of Mr. Koning as well as term life insurance premiums paid for the benefit of the named executive officers, matching contributions to the 401(K) plan accounts, and a country club membership for Mr. Haan and Messrs. Smith and Koning (while serving).

(6)	Includes 12,250 paid to Mr. Smith as compensation for service as a director. See "Compensation of Directors" below.

The Company and Mr. Koning are parties to a Separation and General Release Agreement. Under the agreement, Mr. Koning's current salary and benefits will continue until May 20, 2010 (the remainder of his term of employment) and certain shares of restricted stock held by Mr. Koning will, subject to certain exceptions, vest and no longer be subject to forfeiture as of May 20, 2010.

The Company and Mr. Smith are parties to an employment agreement. The employment agreement provides that, for a period of six years beginning on February 9, 2009 (the effective date of Mr. Smith's resignation as Chief Executive Officer of the Company), he will remain employed by the Company at compensation of $20,833 per month. If Mr. Smith dies, the compensation will be paid for the remainder of the six year period to his spouse or to his children if his spouse is deceased. The Company suspended payments under this agreement effective January 29, 2010 and benefits effective February 1, 2010.

The Company did not grant any equity options or stock awards to executive officers during 2009. In addition, there were no other non-equity incentive plan awards provided to these executive officers during 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and restricted stock awards that have not vested for each named executive officer outstanding as of December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)

Ronald L. Haan	57,878 9,920 9,974 -	- - - 20,000	- - - -	$21.22 $22.77 $19.52 $8.57	9/12/2015 12/14/2015 12/21/2016 01/17/2018	13,334	$27,868

Jon W. Swets	6,290 2,514 9,983 9,506 8,266 8,399 -	- - - - - - 15,000	- - - - - - -	$9.99 $10.15 $13.22 $15.14 $22.77 $19.52 $8.57	7/01/2012 2/20/2013 11/12/2013 11/18/2014 12/14/2015 12/21/2016 01/17/2018	10,001	$20,902

Lee J. Pankratz	5,249 4,200 -	- - 10,000	- - -	$22.02 $19.52 $8.57	10/17/2016 12/21/2016 1/17/2018	6,667	$13,934

Philip J. Koning(4)	4,359 10,481 11,979 11,408 11,574 11,549	- - - - - - 20,000	- - - - - -	$8.23 $9.40 $13.22 $15.14 $22.77 $19.52 $8.57	12/13/2011 11/26/2012 11/12/2013 11/18/2014 12/14/2015 12/21/2016 01/17/2018	13,334	$27,868

Benj. A. Smith, III(5)	13,081 10,481 9,983 9,507 8,266	- - - - -	- - - - -	$9.02 $9.40 $13.22 $15.14 $22.77	4/18/2012 11/26/2012 11/12/2013 11/18/2014 12/14/2015

(1)	All options listed vest over a period of either one or three years.
(2)	The shares of restricted stock are subject to risks of forfeiture until they vest according to the following schedule: one-half on December 18, 2010 and one-half on December 18, 2011.
(3)	The market value of the shares of restricted stock that have not vested is based on the closing price of the Company's common stock on December 31, 2009.
(4)

Mr. Koning is a former director and the former Co-Chief Executive Officer and President of the Company and the Bank. He resigned from his position as a director on December 4, 2009 and from his positions as Co-Chief Executive Officer and President on August 12, 2009.

(5)	Mr. Smith is a former director and the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. He resigned from these positions on February 9, 2009.

The Company sponsors a 401(k) plan which covers substantially all employees. Employees may elect to contribute to the plan up to the maximum percentage of compensation and dollar amount subject to statutory limitations. During 2009, the Company made matching contributions equal to 100% of the first 3% of employee contributions and 50% of employee contributions in excess of 3%, up to 6%.

The information above under the heading "Summary Compensation Table" with respect to the agreements with Messrs. Koning and Smith is here incorporated by reference.

Compensation of Directors

During 2009, the non-employee directors of the Company received an annual retainer of $14,000, and were paid $1,200 per board meeting attended and $550 for committee meetings attended. Non-employee directors of the Bank received $8,000 for an annual retainer, $800 per board meeting attended and $550 per committee meeting attended. Other than Mr. Smith, employee directors did not receive compensation for their service as a director during 2009.

On December 17, 2009, the Board of Directors adopted changes to the fee structure for non-employee directors of the Company and the Bank. The changes are expected to result in a material reduction in total fees paid. Employee directors are not entitled to compensation for their service as a director. A summary of the new fee structure follows:

New Director Fee Structure for the Company

•	Annual cash retainer of $5,000 (reduced from $14,000).
•	Per meeting fee of $750.
•	Audit Committee annual fee of $2,000 (instead of per meeting fee).
•	Compensation Committee per meeting fee of $450.
•	Nominating Committee per meeting fee of $450.

New Director Fee Structure for the Bank

•	Annual cash retainer of $10,000 (up from $7,000).
•	Per meeting fee of $750.
•	Loan Committee annual fee of $3,000 (instead of per meeting fee).
•	Trust Committee annual fee of $1,000 (instead of per meeting fee).

The change in the Board of Directors fee structure corresponds to the ongoing expense reduction initiatives of the Company and the Bank. The anticipated annual cost savings to the Company and the Bank for 2010 are estimated to total approximately $250,000, assuming the same number of meetings and directors as in 2009.

The Company's Chairman of the Board, Mr. Richard L. Postma, does not accept compensation of any kind for his service as a director or as Chairman of the Board.

The following table sets forth the compensation paid to Company directors for services rendered during 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Option Awards ($)(2)	All Other Compensation (3)	Total
Mark J. Bugge	82,700	-	-	82,700
Robert E. DenHerder	103,600	-	-	103,600
John F. Koetje(3)	75,700	-	-	75,700
Arend D. Lubbers	71,300	-	-	71,300
Douglas B. Padnos	34,850	-	-	34,850
Richard L. Postma	-	-	-	-
Thomas J. Wesholski	33,617	-	-	33,617
G. Thomas Boylan(4)	67,250	-	-	67,250
Benj. A. Smith, III(5)	12,250	-	-	12,250

(1)	Amounts in this column reflect amounts paid in cash for services as a director in 2009.
(2)

Option Awards were not granted in 2009. The aggregate number of option awards outstanding at 12/31/09 for each named director were as follows: Mr. DenHerder 51,315, Mr. Koetje 51,318, Mr. Lubbers 27,758 and Mr. Wesholski 10,732.

(3)

Mr. Koetje's term as director expires effective with the date of our annual meeting, May 4, 2010. Mr. Koetje has decided not to stand for re-election and will retire from the Board effective May 4, 2010.

(4)	Mr. Boylan retired from the Board of Directors effective April 23, 2009, and was appointed Director Emeritus.
(5)	Mr. Smith is a former director and the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. He resigned from these positions on February 9, 2009.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information provided under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and this proxy statement.

Richard L. Postma	John F. Koetje	Mark J. Bugge

Arend D. Lubbers	Robert E. DenHerder

Compensation Committee Interlocks and Insider Participation

The following individuals served as a member of the Compensation Committee during 2009: Arend D. Lubbers, John F. Koetje, Richard L. Postma, Mark J. Bugge, Robert E. DenHerder, G. Thomas Boylan and Benj. A. Smith III. Mr. Smith was formerly an officer and employee of the Company during 2009 and Mr. Boylan retired from the Board of Directors effective April 23, 2009, and was appointed Director Emeritus. None of the executive officers of Macatawa served on the compensation committee of any entity or as a director of any entity, one of whose executive officers served on Macatawa's Compensation Committee or as a director of Macatawa.

Transactions with Related Persons

Directors, officers, principal shareholders and their associates and family members were customers of, and had transactions (including loans and loan commitments) with, the Bank in the ordinary course of business during 2009 and 2008. All such loans and commitments were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this proxy statement.

The Audit Committee Charter requires the Audit Committee to review and approve all transactions between the Company and parties who are related to the Company to the extent required under applicable laws and rules of NASDAQ. During this review, the Audit Committee ensures that each transaction is made on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party and that the transaction is approved by disinterested directors.

On November 5, 2008, the Company entered into a Board Representation Agreement with White Bay Capital, LLC, a Michigan limited liability company. On November 5, 2008, White Bay Capital purchased 20,000 shares of Series A Preferred Stock. Under the Board Representation Agreement, the Corporation agreed to take all necessary action to cause one person designated by White Bay Capital to be elected to the Company's Board of Directors for so long as White Bay Capital continues to own shares of preferred and common stock that represent at least 3.0% of the outstanding voting shares of capital stock of the Company. Mr. Mark Bugge is the director designated by White Bay Capital. The transactions with White Bay Capital were approved by the Company's Board of Directors. At the time of the transactions, White Bay Capital and Mr. Bugge were not related parties.

In November and December 2008, the Company sold a total of 31,290 shares of Series A Preferred Stock to investors for a total sale price of $31.29 million. The investors included four directors of the Corporation who purchased shares of Series A Preferred Stock on the same price and terms as the other investors. The total investment by directors was $5.09 million of which Mr. Boylan purchased 500 shares, Mr. DenHerder purchased 1,000 shares, Mr. Koetje purchased 2,000 shares and Mr. Smith purchased 1,590 shares. The sale of Series A Preferred Stock and the price and terms of the transaction were approved by the Board of Directors including the affirmative vote of each of those directors who did not participate in the offering of Series A Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Macatawa's directors and officers and persons who beneficially own more than 10% of the outstanding shares of Macatawa common stock to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish Macatawa with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for 2009, we believe that there have been no failures to timely file required reports by our directors and officers.

Shareholder Proposals

Any proposal of a shareholder intended to be presented for action at the 2011 annual meeting of the Company must be received by the Company and can be mailed to P.O. Box 3119, Holland, Michigan 49422-3119, before December 2, 2010, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting. For all other proposals, notice must be received by the Company mailed to the same address, before March 5, 2011 but after February 3, 2011.

Solicitation of Proxies

We will initially solicit proxies by mail. In addition, directors, officers and associates of Macatawa and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. We will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners. We have engaged Georgeson, Inc. to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement for out-of-pocket expenses.

Additional Information

An Annual Report on Form 10-K for the year ended December 31, 2009 will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Jon W. Swets, Secretary, P.O. Box 3119, Holland, Michigan 49422-3119, or the Form 10-K may also be accessed under "Investor Relations" section of our website, www.macatawabank.com, by clicking the "Documents/SEC Filings/Annual Report" link. The Form 10-K and certain other periodic filings are filed with the SEC. The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC's web site address is http:\\www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Jon W. Swets
Secretary
April 1, 2010

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. See the information in the Introduction section of our proxy statement regarding how to revoke a proxy and how to vote in person.

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders

The undersigned hereby appoints Ronald L. Haan and Jon W. Swets, or either of them, of Macatawa Bank Corporation ("Macatawa"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa's Annual Meeting of Shareholders (the "Meeting"), to be held on May 4, 2010, at the Pinnacle Center, located at 3330 Highland Drive, Hudsonville, Michigan 49426, at 10:00 am local time, and any and all adjournments and postponements thereof of the Meeting, on all matters that come before, and on all matters incident to the conduct of, the Meeting and any and all adjournments or postponements of the Meeting.

1.  To elect one director, to hold office for a three year term.

     Thomas J. Wesholski         [   ]  For          [   ]  Withhold

The Board of Directors recommends a vote "FOR" the director.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY COME BEFORE, AND ON ANY MATTER INCIDENT TO THE CONDUCT OF, THE MEETING.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

MACATAWA BANK CORPORATION

This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/5088